EXHIBIT 10.1

EXECUTIVE SUPPLEMENTAL RETIREMENT

INCOME AGREEMENT

FOR MICHAEL SANCHEZ

FIRST NATIONAL BANK OF NASSAU COUNTY

Fernandina Beach, Florida

October 20, 2004

Financial Institution Consulting Corporation

700 Colonial Road, Suite 102

Memphis, Tennessee 38117

WATS: 1-800-873-0089

FAX: (901) 684-7414

(901) 684-7400

EXECUTIVE SUPPLEMENTAL RETIREMENT

INCOME AGREEMENT FOR MICHAEL SANCHEZ

This Executive Supplemental Retirement Income Agreement (the "Agreement"), effective as of the 20th day of October, 2004, formalizes the understanding by and between FIRST NATIONAL BANK OF NASSAU COUNTY (the "Bank"), a federally-chartered commercial bank having its principal place of business in Florida, and MICHAEL SANCHEZ (hereinafter referred to as "Executive").

W I T N E S S E T H :

WHEREAS, the Executive is employed by the Bank; and

WHEREAS, the Bank recognizes the valuable services heretofore performed by the Executive and wishes to encourage his continued employment; and

WHEREAS, the Executive wishes to be assured that he will be entitled to a certain amount of additional compensation for some definite period of time from and after retirement from active service with the Bank  or other termination of employment and wishes to provide his beneficiary with benefits from and after death; and

WHEREAS, the Bank and the Executive wish to provide the terms and conditions upon which the Bank shall pay such additional compensation to the Executive after retirement or other termination of employment and/or death benefits to his beneficiary after death; and

WHEREAS, the Bank has adopted this Executive Supplemental Retirement Income Agreement which controls all issues relating to benefits as described herein;

NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Bank and the Executive agree as follows:

SECTION I

DEFINITIONS

When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

1.1

"Accrued Benefit Account" shall be represented by the bookkeeping entries required to record the Executive’s (i) Phantom Contributions plus (ii) accrued interest, equal to the Interest Factor, earned to-date on such amounts.  However, neither the existence of such bookkeeping entries nor the Accrued Benefit Account itself shall be deemed to create either a trust of any kind, or a fiduciary relationship between the Bank and the Executive or any Beneficiary.

1.2

"Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.3

“Administrator” means the Bank.

1.4

"Bank" means FIRST NATIONAL BANK OF NASSAU COUNTY and any successor thereto.

1.5

"Beneficiary" means the person or persons (and their heirs) designated as Beneficiary in Exhibit B of this Agreement to whom the deceased Executive’s benefits are payable.  If no Beneficiary is so designated, then the Executive’s Spouse, if living, will be deemed the Beneficiary.  If the Executive’s Spouse is not living, then the Children of the Executive will be deemed the Beneficiaries and will take on a per stirpes basis.  If there are no Children, then the Estate of the Executive will be deemed the Beneficiary.

1.6

"Benefit Age" means the Executive's sixty-fifth (65th) birthday.

1.7

"Benefit Eligibility Date" means the date on which the Executive is entitled to receive any benefit(s) pursuant to Section(s) III or V of this Agreement.  It shall be the first day of the month following the month in which the Executive attains his Benefit Age.

1.8

"Board of Directors" means the board of directors of the Bank.

1.9

"Cause" means personal dishonesty, willful or grossly negligent misconduct, willful or grossly negligent malfeasance, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease-and-desist order, material breach of any provision of this Agreement, or gross negligence in matters of material importance to the Bank.

1.10

“Change in Control” means each of the events set forth in any one of the following paragraphs:

(a)

any “Person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (“Exchange Act”) as in effect as of the date of this Plan) other than (i) the Holding Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Holding Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Holding Company in substantially the same proportions as their ownership of shares of the Holding Company (any such person is hereinafter referred to as “Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Holding Company representing more than 20% of the combined voting power of the Holding Company’s then outstanding securities (not including the securities beneficially owned by such Person any securities acquired directly from the Holding Company);

(b)

there is consummated a merger or consolidation of the Holding Company with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Holding Company outstanding immediately prior thereto holding securities which represent, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Holding Company, immediately after such merger or consolidation, more than 60% of the combines voting power of the voting securities of either the Holding Company or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation;

(c)

the shareholders of the Holding Company approve any plan or proposal for the liquidation or dissolution of the Holding Company or an agreement for the sale or disposition by the Holding Company of all or substantially all the Holding Company’s assets; or

(d)

during any period of two consecutive years (not including any period prior to the date of the Agreement) individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Holding Company to effect a transaction described in (a), (b), or (c) above) whose election by the Board or nomination for election by the Holding Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

(e)

a notice of an application is filed with the Florida Board of Financial Institutions or the Federal Reserve Board or any other bank or thrift regulatory approval (or notice of disapproval) is granted by the Federal Reserve, Florida Board of Financial Institutions, the OCC, the Federal Deposit Insurance Corporation, or any other regulatory authority for permission to acquire control of the Company or any of its banking subsidiaries; provided tht if the application is filed in connection with a transaction which has been approved by the Board, then the Change in Control shall not be deemed to occur until consummation of the transaction.

For purposes of this Plan, where a change in control of the Holding Company results from a series of related transactions, the change in control of the Holding Company shall be deemed to have occurred on the date of the consummation of the first such transaction.

For purposes of paragraph (a) above, the shareholders of another corporation (other than the Bank or a corporation described in clause (iv) of paragraph (a)) shall be deemed to constitute a Person.  Further, it is understood by the parties that the sale, transfer, or other disposition of a subsidiary of the Holding Company, other than First National Bank of Nassau County or its successor, shall not constitute a change in control of the giving rise to payments or benefits under this Plan.

1.11

"Children" means all natural or adopted children of the Executive and issue of any predeceased child or children.

1.12

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.13

"Contribution(s)" means those annual contributions which the Bank is required to make to the Retirement Income Trust Fund on behalf of the Executive in accordance with Subsection 2.1(a) and in the amounts set forth in Exhibit A of the Agreement.

1.14

(a) "Disability Benefit" means the benefit payable to the Executive following a determination, in accordance with Subsection 6.1(a), that he is no longer able, properly and satisfactorily, to perform his duties at the Bank.

(b) "Disability Benefit-Supplemental" (if applicable) means the benefit payable to the Executive’s Beneficiary upon the Executive’s death in accordance with Subsection 6.1(b).

1.15

"Effective Date" of this restated Agreement shall be October 20, 2004.

1.16

"Estate" means the estate of the Executive.

1.17

"Interest Factor" means monthly compounding, discounting or annuitizing, as applicable, at a rate set forth in Exhibit A.

1.18

"Payout Period" means the time frame during which certain benefits payable hereunder shall be distributed.  Payments shall be made in monthly installments commencing on the first day of the month following the occurrence of the event which triggers distribution and continuing for one hundred eighty (180) months.  Should the Executive make a Timely Election to receive a lump sum benefit payment, the Executive’s Payout Period shall be deemed to be one (1) month.

1.19

"Phantom Contributions" means those annual Contributions set forth in Exhibit A of the Agreement which the Bank is required to record to the Accrued Benefit Account once the Executive has exercised the withdrawal rights provided for in Subsection 2.2.

1.20

"Plan Year" shall mean the twelve (12) month period commencing January 1 and ending December 31.

1.21

"Retirement Income Trust Fund" means the trust fund account established by the Executive and into which annual Contributions will be made by the Bank on behalf of the Executive pursuant to Subsection 2.1.  The contractual rights of the Bank and the Executive with respect to the Retirement Income Trust Fund shall be outlined in a separate writing to be known as the Michael Sanchez Grantor Trust agreement.

1.22

“Spouse” means the individual to whom the Executive is legally married at the time of the Executive’s death, provided, however, that the term “Spouse” shall not refer to an individual to whom the Executive is legally married at the time of death if the Executive and such individual have entered into a formal separation agreement or initiated divorce proceedings.

1.23

"Supplemental Retirement Income Benefit" means an annual amount (before taking into account federal and state income taxes), payable in monthly installments throughout the Payout Period. Such benefit is projected pursuant to the Agreement for the purpose of determining the Contributions to be

made to the Retirement Income Trust Fund (or Phantom Contributions to be recorded in the Accrued Benefit Account).   The annual Contributions and Phantom Contributions have been actuarially determined, using the assumptions set forth in Exhibit A, in order to fund for the projected Supplemental Retirement Income Benefit.  The Supplemental Retirement Income Benefit for which Contributions (or Phantom Contributions) are being made (or recorded) is set forth in Exhibit A.

1.24

"Timely Election" means the Executive has made an election to change the form of his benefit payment(s) by filing with the Administrator a Notice of Election to Change Form of Payment (Exhibit C of this Agreement).  In the case of benefits payable from the Accrued Benefit Account, such election shall have been made at least twelve (12) months prior to both (i) the event which triggers distribution and (ii) the Executive’s Benefit Eligibility Date existing at the time of such election.  In the case of benefits payable from the Retirement Income Trust Fund, such election may be made at any time.

SECTION II

BENEFITS – GENERALLY

2.1

(a) Retirement Income Trust Fund and Accrued Benefit Account.  The Executive shall establish the Michael Sanchez Grantor Trust into which the Bank shall be required to make annual Contributions on the Executive’s behalf, pursuant to Exhibit A and this Section II of the Agreement.  A trustee shall be selected by the Executive. The trustee shall maintain an account, separate and distinct from the Executive’s personal contributions, which account shall constitute the Retirement Income Trust Fund. The trustee shall be charged with the responsibility of investing all contributed funds.  Distributions from the Retirement Income Trust Fund of the Michael Sanchez Grantor Trust may be made by the trustee to the Executive, for purposes of payment of any income or employment taxes due and owing on Contributions by the Bank to the Retirement Income Trust Fund, if any, and on any taxable earnings associated with such Contributions which the Executive shall be required to pay from year to year, under applicable law, prior to actual receipt of any benefit payments from the Retirement Income Trust Fund.  If  the Executive exercises his withdrawal rights pursuant to Subsection 2.2, the Bank’s obligation to make Contributions to the Retirement Income Trust Fund shall cease and the Bank’s obligation to record Phantom Contributions in the Accrued Benefit Account shall immediately commence pursuant to Exhibit A and this Section II of the Agreement.  To the extent this Agreement is inconsistent with the Michael Sanchez Grantor Trust Agreement, the Michael Sanchez Grantor Trust Agreement shall supersede this Agreement.

The annual Contributions (or Phantom Contributions) required to be made by the Bank to the Retirement Income Trust Fund (or recorded by the Bank in the Accrued Benefit Account) have been actuarially determined and are set forth in Exhibit A which is attached hereto and incorporated herein by reference.  Contributions shall be made by the Bank to the Retirement Income Trust Fund (i) within seventy-five (75) days of establishment of such trust, and (ii) within the first thirty (30) days of the beginning of each subsequent Plan Year, unless this Section expressly provides otherwise.  Phantom Contributions, if any, shall be recorded in the Accrued Benefit Account within the first thirty (30) days of the beginning of each applicable Plan Year, unless this Section expressly provides otherwise.  Phantom Contributions shall accrue interest at a rate equal to the Interest Factor, during the Payout Period, until the balance of the Accrued Benefit Account has been fully distributed.  Interest on any Phantom Contribution shall not commence until such Payout Period commences.

The Administrator shall review the schedule of annual Contributions (or Phantom Contributions) provided for in Exhibit A (i) within thirty (30) days prior to the close of each Plan Year and (ii) if the

Executive is employed by the Bank until attaining Benefit Age, on or immediately before attainment of such Benefit Age.  Such review shall consist of an evaluation of the accuracy of all assumptions used to establish the schedule of Contributions (or Phantom Contributions).  Provided that (i) the Executive has not exercised his withdrawal rights pursuant to Subsection 2.2 and (ii) the investments contained in the Retirement Income Trust Fund have been deemed reasonable by the Bank, the Administrator shall prospectively amend or supplement the schedule of Contributions provided for in Exhibit A should the Administrator determine during any such review that an increase in or supplement to the schedule of Contributions is necessary in order to adequately fund the Retirement Income Trust Fund so as to provide an annual benefit (or to provide the lump sum equivalent of such benefit, as applicable) equal to the Supplemental Retirement Income Benefit, on an after-tax basis, commencing at Benefit Age and payable for the duration of the Payout Period.

(b) Withdrawal Rights Not Exercised.

(1) Contributions Made Annually

If the Executive does not exercise any withdrawal rights pursuant to Subsection 2.2, the annual Contributions to the Retirement Income Trust Fund shall continue each year, unless this Subsection 2.1(b) specifically states otherwise, until the earlier of (i) the last Plan Year that Contributions are required pursuant to Exhibit A, or (ii) the Plan Year of the Executive's termination of employment; provided, however, that in no event shall the total Contributions be less than an amount which is sufficient to provide the Executive with after-tax benefits (assuming a constant tax rate equal to the rate in effect as of the date of Executive’s termination) beginning at his Benefit Age, equal in amount to that benefit which would have been payable to the Executive if no secular trust had been implemented and the benefit obligation had been accrued under APB Opinion No. 12, as amended by FAS 106.

(2) Termination Following a Change in Control

If the Executive does not exercise his withdrawal rights pursuant to Subsection 2.2 and a Change in Control occurs at the Bank, followed within thirty-six (36) months by either (i) the Executive's involuntary termination of employment, or (ii) Executive's voluntary termination of employment after: (A) a material change in the Executive's function, duties, or responsibilities, which change would cause the Executive's position to become one of lesser responsibility, importance, or scope from the position the Executive held at the time of the Change in Control, (B) a relocation of the Executive's principal place of employment by more than thirty (30) miles from its location prior to the Change in Control, or (C) a material reduction in the benefits and perquisites to the Executive from those being provided at the time of the Change in Control, the Contribution set forth on Schedule A shall continue to be required of the Bank.   The Bank shall be required to make an immediate lump sum contribution to the Retirement Income Trust Fund equal to (i) the full Contribution required for the Plan Year in which such termination occurs, if not yet made, plus (ii) the present value (computed using a discount rate equal to the Interest Factor) of all remaining Contributions to the Retirement Income Trust Fund; provided, however, in no event shall the Contribution be less than an amount which is sufficient to provide the Executive with after-tax benefits (assuming a constant tax rate equal to the rate in effect as of the date of Executive’s termination) beginning at his Benefit Age, equal in amount to that benefit which would have been payable to the Executive if no secular trust had been implemented and the benefit obligation had been accrued under APB Opinion No. 12, as amended by FAS 106.

(3) Termination For Cause

If the Executive does not exercise his withdrawal rights pursuant to Subsection 2.2, and is terminated for Cause pursuant to Subsection 5.2, no further Contribution(s) to the Retirement Income Trust Fund shall be required of the Bank, and if not yet made, no Contribution shall be required for the Plan Year in which such termination for Cause occurs.

(4) Involuntary Termination of Employment.

If the Executive does not exercise his withdrawal rights pursuant to Subsection 2.2, and the Executive's employment with the Bank is involuntarily terminated for any reason, including a termination due to disability of the Executive but excluding termination for Cause, or termination following a Change in Control within thirty-six (36) months of such Change in Control, within thirty (30) days of such involuntary termination of employment, the Bank shall be required to make an immediate lump sum Contribution to the Executive’s Retirement Income Trust Fund in an amount equal to the: (i) the full Contribution required for the Plan Year in which such involuntary termination occurs, if not yet made,  plus (ii) the present value (computed using a discount rate equal to the Interest Factor) of all remaining Contributions to the Retirement Income Trust Fund; provided however, that, if necessary, an amount shall be contributed to the Retirement Income Trust Fund which is sufficient to provide the Executive with after tax benefits (assuming a constant tax rate equal to the rate in effect as of the date of the Executive’s termination) beginning at his Benefit Age, equal in amount to that benefit which would have been payable to the Executive if no secular trust had been implemented and the benefit obligation had been accrued under APB Opinion No. 12, as amended by FAS106.

(5) Death During Employment.

If the Executive does not exercise any withdrawal rights pursuant to Subsection 2.2, and dies while employed by the Bank, and if, following the Executive’s death, the assets of the Retirement Income Trust Fund are insufficient to provide the Supplemental Retirement Income Benefit to which the Executive is entitled, the Bank shall be required to make a Contribution to the Retirement Income Trust Fund that, when annuitized (using the Interest Factor) is sufficient to provide a death benefit to the Executive’s beneficiaries equal to the Supplemental Retirement Income Benefit reduced by the annuitized value (using the Interest Factor) of any proceeds received under any life insurance policies that may have been obtained on Executive’s life by the Retirement Income Trust Fund; provided, however, that such Contribution shall not be in excess of the sum of the remaining Contributions set forth in Exhibit A.   Such final contribution shall be payable in a lump sum to the Retirement Income Trust Fund within thirty (30) days of the Executive’s death.

(6) Voluntary Termination of Employment

If the Executive does not exercise his withdrawal rights pursuant to Subsection 2.2 and voluntarily terminates his employment for any reason excluding disability or following a Change in Control within thirty-six (36) months of such Change in Control, no further Contribution(s) to the Retirement Income Trust Fund shall be required of the Bank and, if not yet made, no Contribution shall be required for the Plan Year in which such voluntary termination occurs; provided however, that, if necessary, an amount shall be contributed to the Retirement Income Trust Fund which is sufficient to provide the Executive with after tax benefits (assuming a constant tax rate equal to the rate in effect as of the date of the Executive’s termination) beginning at his Benefit Age, equal in amount to that benefit which would have been payable to the Executive if no secular trust had been implemented and the benefit obligation had been accrued under APB Opinion No. 12, as amended by FAS 106.

(c) Withdrawal Rights Exercised.

(1)  Phantom Contributions Made Annually.

If the Executive exercises his withdrawal rights pursuant to Subsection 2.2, no further Contributions to the Retirement Income Trust Fund shall be required of the Bank.  Thereafter, Phantom Contributions shall be recorded annually in the Executive's Accrued Benefit Account within thirty (30) days of the beginning of each Plan Year, commencing with the first Plan Year following the Plan Year in which the Executive exercises his withdrawal rights.  Such Phantom Contributions shall continue to be recorded annually, unless this Subsection 2.1(c) specifically states otherwise, until the earlier of (i) the last Plan Year that Phantom Contributions are required pursuant to Exhibit A, or (ii) the Plan Year of the Executive's termination of employment.

(2) Termination Following a Change in Control

If the Executive exercises his withdrawal rights pursuant to Subsection 2.2, Phantom Contributions shall commence in the Plan Year following the Plan Year in which the Executive first exercises his withdrawal rights.  If a Change in Control occurs at the Bank, and within thirty-six (36) months of such Change in Control, the Executive's employment is either (i) involuntarily terminated, or (ii) voluntarily terminated by the Executive after: (A) a material change in the Executive's function, duties, or responsibilities, which change would cause the Executive's position to become one of lesser responsibility, importance, or scope from the position the Executive held at the time of the Change in Control, (B) a relocation of the Executive's principal place of employment by more than thirty (30) miles from its location prior to the Change in Control, or (C) a material reduction in the benefits and perquisites to the Executive from those being provided at the time of the Change in Control, the Phantom Contribution set forth below shall be required of the Bank. The Bank shall be required to record a lump sum Phantom Contribution in the Accrued Benefit Account within ten (10) days of the Executive’s termination of employment.  The amount of such final Phantom Contribution shall be actuarially determined based on the Phantom Contribution required, at such time, in order to provide a benefit via this Agreement equivalent to the Supplemental Retirement Income Benefit, on an after-tax basis, commencing on the Executive’s Benefit Eligibility Date and continuing for the duration of the Payout Period.  (Such actuarial determination shall reflect the fact that amounts shall be payable from both the Accrued Benefit Account as well as the Retirement Income Trust Fund and shall also reflect the amount and timing of any withdrawal(s) made by the Executive from the Retirement Income Trust Fund pursuant to Subsection 2.2.)

(3) Termination For Cause

If the Executive is terminated for Cause pursuant to Subsection 5.2, the entire balance of the Executive’s Accrued Benefit Account at the time of such termination, which shall include any Phantom Contributions which have been recorded plus interest accrued on such Phantom Contributions, shall be forfeited.

(4) Involuntary Termination of Employment.

If the Executive exercises his withdrawal rights pursuant to Subsection 2.2, and the Executive's employment with the Bank is involuntarily terminated for any reason including termination due to disability of the Executive, but excluding termination for Cause, or termination following a Change in Control, within thirty (30) days of such involuntary termination of employment, the Bank shall be required to record a final Phantom Contribution in an amount equal to: (i) the full Phantom Contribution required for the Plan Year in which such involuntary termination occurs, if not yet made, plus (ii) the present value (computed using a discount rate equal to the Interest Factor) of all remaining Phantom Contributions.

(5) Death During Employment.

If the Executive exercises his withdrawal rights pursuant to Subsection 2.2, and dies while employed by the Bank, Phantom Contributions included on Exhibit A shall be required of the Bank.  Such Phantom Contributions shall commence in the Plan Year following the Plan Year in which the Executive exercises his withdrawal rights and shall continue through the Plan Year in which the Executive dies.  The Bank shall also be required to record a final Phantom Contribution within thirty (30) days of the Executive’s death.  The amount of such final Phantom Contribution shall be actuarially determined based on the Phantom Contribution required at such time (if any), in order to provide a benefit via this Agreement equivalent to the Supplemental Retirement Income Benefit commencing within thirty (30) days of the date the Administrator receives notice of the Executive’s death and continuing for the duration of the Payout Period.  (Such actuarial determination shall reflect the fact that amounts shall be payable from the Accrued Benefit Account as well as the Retirement Income Trust Fund, shall be reduced by the annuitized value (using the Interest Factor) of any proceeds received under any life insurance policies that may have been obtained on the Executives’ life by the Retirement Income Trust Fund, and shall also reflect the amount and timing of any withdrawal(s) made by the Executive pursuant to Subsection 2.2.)

(6) Voluntary Termination of Employment

If the Executive exercises his withdrawal rights pursuant to Subsection 2.2 and thereafter voluntarily terminates his employment for any reason excluding death, disability, or following a Change in Control, no further Phantom Contributions to the Accrued Benefit Account shall be required of the Bank and, if not yet made, no Phantom Contribution shall be required for the Plan Year in which such voluntary termination occurs.

2.2

Withdrawals From Retirement Income Trust Fund.

Exercise of withdrawal rights by the Executive pursuant to the Michael Sanchez Grantor Trust agreement shall terminate the Bank's obligation to make any further Contributions to the Retirement Income Trust Fund, and the Bank’s obligation to record Phantom Contributions pursuant to Subsection 2.1(c) shall commence. For purposes of this Subsection 2.2, “exercise of withdrawal rights” shall mean those withdrawal rights to which the Executive is entitled under Article III of the Michael Sanchez Grantor Trust agreement and shall exclude any distributions made by the trustee of the Retirement Income Trust Fund to the Executive for purposes of payment of income taxes in accordance with Subsection 2.1 of this Agreement and the tax reimbursement formula contained in the trust document, or other trust expenses properly payable from the Michael Sanchez Grantor Trust pursuant to the provisions of the trust document.

2.3

Benefits Payable From Retirement Income Trust Fund

Notwithstanding anything else to the contrary in this Agreement, in the event that the trustee of the Retirement Income Trust Fund purchases a life insurance policy with the Contributions to and, if applicable, earnings of the Trust, and such life insurance policy is intended to continue in force beyond the Payout Period for the disability or retirement benefits payable from the Retirement Income Trust Fund pursuant to this Agreement, then the trustee shall have discretion to determine the portion of the cash value of such policy available for purposes of annuitizing the Retirement Income Trust Fund (it being understood that for purposes of this Section 2.3, “annuitizing” does not mean surrender of such policy and annuitizing of the cash value received upon such surrender) to provide the disability or retirement benefits payable under this Agreement, after taking into consideration the amounts reasonably believed to be required in order to maintain the cash value of such policy to continue such policy in effect until the death of the Executive and payment of death benefits thereunder.

SECTION III

RETIREMENT BENEFIT

3.1

(a)  Normal form of payment.

If (i) the Executive is employed with the Bank until reaching his Benefit Age, and (ii) the Executive has not made a Timely Election to receive a lump sum benefit, this Subsection 3.1(a) shall be controlling with respect to retirement benefits.

The Retirement Income Trust Fund, measured as of the Executive's Benefit Age, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period.  Such benefit payments shall commence on the Executive's Benefit Eligibility Date.  Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is less than the rate of return used to annuitize the Retirement Income Trust Fund, no additional contributions to the Retirement Income Trust Fund shall be required by the Bank in order to fund the final benefit payment(s) and make up for any shortage attributable to the less-than-expected rate of return.  Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is greater than the rate of return used to annuitize the Retirement Income Trust Fund, the final benefit payment to the Executive (or his Beneficiary) shall distribute the excess amounts attributable to the greater-than-expected rate of return.  The Executive may at anytime during the Payout Period request to receive the unpaid balance of his Retirement Income Trust Fund in a lump sum payment.  If such a lump sum payment is requested by the Executive, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Executive gives notice to both the Administrator and trustee in writing.  Such lump sum payment shall be payable within thirty (30) days of such notice.  In the event the Executive dies at any time after attaining his Benefit Age, but prior to commencement or completion of all monthly payments due and owing hereunder, (i) the trustee of the Retirement Income Trust Fund shall pay to the Executive's Beneficiary the monthly installments (or a continuation of such monthly installments if they have already commenced) for the balance of months remaining in the Payout Period, or (ii) the Executive's Beneficiary may request to receive the unpaid balance of the Executive's Retirement Income Trust Fund in a lump sum payment.  If a lump sum payment is requested by the Beneficiary, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Executive's Beneficiary notifies both the Administrator and trustee in writing of such election within ninety (90) days of the Executive's death.  Such lump sum payment shall be payable within thirty (30) days of such notice.

The Executive’s Accrued Benefit Account (if applicable), measured as of the Executive’s Benefit Age, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period.  Such benefit payments shall commence on the Executive’s Benefit Eligibility Date.  In the event the Executive dies at any time after attaining his Benefit Age, but prior to commencement or completion of all the payments due and owing hereunder, (i) the Bank  shall pay to the Executive’s Beneficiary the same monthly installments (or a continuation of such monthly installments if they have already commenced) for the balance of months remaining in the Payout Period, or (ii) the Executive’s Beneficiary may request to receive the remainder of any unpaid benefit payments in a lump sum payment.  If a lump sum payment is requested by the Beneficiary, the amount of such lump sum payment shall be equal to the unpaid balance of the Executive’s Accrued Benefit Account.  Payment in such lump sum form shall be made only if the Executive’s Beneficiary (i) obtains Board of Director approval, and (ii) notifies the Administrator in writing of such election within ninety (90) days of the Executive’s death.  Such lump sum payment, if approved by the Board of Directors, shall be made within thirty (30) days of such Board of Director approval.

(b) Alternative payout option.

If (i) the Executive is employed with the Bank until reaching his Benefit Age, and (ii) the Executive has made a Timely Election to receive a lump sum benefit, this Subsection 3.1(b) shall be controlling with respect to retirement benefits.

The balance of the Retirement Income Trust Fund, measured as of the Executive’s Benefit Age, shall be paid to the Executive in a lump sum on his Benefit Eligibility Date.  In the event the Executive dies after becoming eligible for such payment (upon attainment of his Benefit Age), but before the actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit in accordance with this Subsection 3.1(b) within thirty (30) days of the date the Administrator receives notice of the Executive's death.

The balance of the Executive’s Accrued Benefit Account (if applicable), measured as of the Executive’s Benefit Age, shall be paid to the Executive in a lump sum on his Benefit Eligibility Date.  In the event the Executive dies after becoming eligible for such payment (upon attainment of his Benefit Age), but before the actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit in accordance with this Subsection 3.1(b) within thirty (30) days of the date the Administrator receives notice of the Executive’s death.

SECTION IV

PRE-RETIREMENT DEATH BENEFIT

4.1

(a)  Normal form of payment.

If (i) the Executive dies while employed by the Bank, and (ii) the Executive has not made a Timely Election to receive a lump sum benefit, this Subsection 4.1(a) shall be controlling with respect to pre-retirement death benefits.

The balance of the Executive’s Retirement Income Trust Fund, measured as of the later of (i) the Executive’s death, or (ii) the date any final lump sum Contribution is made pursuant to Subsection 2.1(b), shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period.  Such benefits shall commence within thirty (30) days of the date the Administrator receives notice of the Executive’s death.  Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is less than the rate of return used to annuitize the Retirement Income Trust Fund, no additional contributions to the Retirement Income Trust Fund shall be required by the Bank in order to fund the final benefit payment(s) and make up for any shortage attributable to the less-than-expected rate of return.  Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is greater than the rate of return used to annuitize the Retirement Income Trust Fund, the final benefit payment to the Executive’s Beneficiary shall distribute the excess amounts attributable to the greater-than-expected rate of return.  The Executive’s Beneficiary may request to receive the unpaid balance of the Executive’s Retirement Income Trust Fund in a lump sum payment.  If a lump sum payment is requested by the Beneficiary, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Executive’s Beneficiary notifies both the Administrator and trustee in writing of such election within ninety (90) days of the Executive’s death.  Such lump sum payment shall be made within thirty (30) days of such notice.

The Executive’s Accrued Benefit Account (if applicable), measured as of the later of (i) the Executive's death or (ii) the date any final lump sum Phantom Contribution is recorded in the Accrued Benefit Account pursuant to Subsection 2.1(c), shall be annuitized (using the Interest Factor) into monthly installments and shall be payable to the Executive's Beneficiary for the Payout Period.  Such benefit payments shall commence within thirty (30) days of the date the Administrator receives notice of the Executive’s death, or if later, within thirty (30) days after any final lump sum Phantom Contribution is recorded in the Accrued Benefit Account in accordance with Subsection 2.1(c).  The Executive’s Beneficiary may request to receive the remainder of any unpaid monthly benefit payments due from the Accrued Benefit Account in a lump sum payment.  If a lump sum payment is requested by the Beneficiary, the amount of such lump sum payment shall be equal to the balance of the Executive’s Accrued Benefit Account.  Payment in such lump sum form shall be made only if the Executive’s Beneficiary (i) obtains Board of Director approval, and (ii) notifies the Administrator in writing of such election within ninety (90) days of the Executive’s death.  Such lump sum payment, if approved by the Board of Directors, shall be payable within thirty (30) days of such Board of Director approval.

(b) Alternative payout option.

If (i) the Executive dies while employed by the Bank, and (ii) the Executive has made a Timely Election to receive a lump sum benefit, this Subsection 4.1(b) shall be controlling with respect to pre-retirement death benefits.

The balance of the Executive’s Retirement Income Trust Fund, measured as of the later of (i) the Executive’s death, or (ii) the date any final lump sum Contribution is made pursuant to Subsection 2.1(b), shall be paid to the Executive's Beneficiary in a lump sum within thirty (30) days of the date the Administrator receives notice of the Executive's death.

The balance of the Executive’s Accrued Benefit Account (if applicable), measured as of the later of (i) the Executive's death, or (ii) the date any final Phantom Contribution is recorded pursuant to Subsection 2.1(c), shall be paid to the Executive’s Beneficiary in a lump sum within thirty (30) days of the date the Administrator receives notice of the Executive’s death.

SECTION V

BENEFIT(S) IN THE EVENT OF TERMINATION OF SERVICE

PRIOR TO BENEFIT AGE

5.1

Voluntary or Involuntary Termination of Service Other Than for Cause.  In the event the Executive’s service with the Bank  is voluntarily or involuntarily terminated prior to Benefit Age, for any reason including a Change in Control, but excluding (i) any disability related termination for which the Board of Directors has approved early payment of benefits pursuant to Subsection 6.1, (ii) the Executive's pre-retirement death, which shall be covered in Section IV, or (iii) termination for Cause, which shall be covered in Subsection 5.2, the Executive (or his Beneficiary) shall be entitled to receive benefits in accordance with this Subsection 5.1.  Payments of benefits pursuant to this Subsection 5.1 shall be made in accordance with Subsection 5.1 (a) or 5.1 (b) below, as applicable.

(a) Normal form of payment.

(1) Executive Lives Until Benefit Age

If (i) after such termination, the Executive lives until attaining his Benefit Age, and (ii) the Executive has not made a Timely Election to receive a lump sum benefit, this Subsection 5.1(a)(1) shall be controlling with respect to retirement benefits.

The Retirement Income Trust Fund, measured as of the Executive's Benefit Age, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period.  Such payments shall commence on the Executive's Benefit Eligibility Date.  Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is less than the rate of return used to annuitize the Retirement Income Trust Fund, no additional contributions to the Retirement Income Trust Fund shall be required by the Bank in order to fund the final benefit payment(s) and make up for any shortage attributable to the less-than-expected rate of return.  Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is greater than the rate of return used to annuitize the Retirement Income Trust Fund, the final benefit payment to the Executive (or his Beneficiary) shall distribute the excess amounts attributable to the greater-than-expected rate of return.  The Executive may at anytime during the Payout Period request to receive the unpaid balance of his Retirement Income Trust Fund in a lump sum payment.  If such a lump sum payment is requested by the Executive, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Executive gives notice to both the Administrator and trustee in writing.  Such lump sum payment shall be payable within thirty (30) days of such notice.  In the event the Executive dies at any time after attaining his Benefit Age, but prior to commencement or completion of all monthly payments due and owing hereunder, (i) the trustee of the Retirement Income Trust Fund shall pay to the Executive's Beneficiary the monthly installments (or a continuation of the monthly installments if they have already commenced) for the balance of months remaining in the Payout Period, or (ii) the Executive's Beneficiary may request to receive the unpaid balance of the Executive's Retirement Income Trust Fund in a lump sum payment.  If a lump sum payment is requested by the Beneficiary, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the

Executive's Beneficiary notifies both the Administrator and trustee in writing of such election within ninety (90) days of the Executive's death.  Such lump sum payment shall be made within thirty (30) days of such notice.

The Executive’s Accrued Benefit Account (if applicable), measured as of the Executive’s Benefit Age, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period.  Such benefit payments shall commence on the Executive’s Benefit Eligibility Date.  In the event the Executive dies at any time after attaining his Benefit Age, but prior to commencement or completion of all the payments due and owing hereunder, (i) the Bank  shall pay to the Executive’s Beneficiary the same monthly installments (or a continuation of such monthly installments if they have already commenced) for the balance of months remaining in the Payout Period, or (ii) the Executive’s Beneficiary may request to receive the remainder of any unpaid benefit payments in a lump sum payment.  If a lump sum payment is requested by the Beneficiary, the amount of such lump sum payment shall be equal to the unpaid balance of the Executive’s Accrued Benefit Account.  Payment in such lump sum form shall be made only if the Executive’s Beneficiary (i) obtains Board of Director approval, and (ii) notifies the Administrator in writing of such election within ninety (90) days of the Executive’s death.  Such lump sum payment, if approved by the Board of Directors, shall be made within thirty (30) days of such Board of Director approval.

(2) Executive Dies Prior to Benefit Age

If (i) after such termination, the Executive dies prior to attaining his Benefit Age, and (ii) the Executive has not made a Timely Election to receive a lump sum benefit, this Subsection 5.1(a)(2) shall be controlling with respect to retirement benefits.

The Retirement Income Trust Fund, measured as of the date of the Executive's death, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period.  Such payments shall commence within thirty (30) days of the date the Administrator receives notice of the Executive's death.  Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is less than the rate of return used to annuitize the Retirement Income Trust Fund, no additional contributions to the Retirement Income Trust Fund shall be required by the Bank in order to fund the final benefit payment(s) and make up for any shortage attributable to the less-than-expected rate of return.  Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is greater than the rate of return used to annuitize the Retirement Income Trust Fund, the final benefit payment to the Executive's Beneficiary shall distribute the excess amounts attributable to the greater-than-expected rate of return.  The Executive's Beneficiary may request to receive the unpaid balance of the Executive's Retirement Income Trust Fund in the form of a lump sum payment.  If a lump sum payment is requested by the Beneficiary, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Executive's Beneficiary notifies both the Administrator and trustee in writing of such election within ninety (90) days of the Executive's death.  Such lump sum payment shall be made within thirty (30) days of such notice.

The Executive’s Accrued Benefit Account (if applicable), measured as of the date of the Executive’s death, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period.  Such payments shall commence within thirty (30) days of the date the Administrator receives notice of the Executive’s death.  The Executive’s Beneficiary may request to receive the unpaid balance of the Executive’s Accrued Benefit Account in the form of a lump sum payment.  If a lump sum payment is requested by the Beneficiary, payment of the balance of the

Accrued Benefit Account in such lump sum form shall be made only if the Executive’s Beneficiary (i) obtains Board of Director approval, and (ii) notifies the Administrator in writing of such election within ninety (90) days of the Executive’s death.  Such lump sum payment, if approved by the Board of Directors, shall be made within thirty (30) days of such Board of Director approval.

(b) Alternative Payout Option.

(1) Executive Lives Until Benefit Age

If (i) after such termination, the Executive lives until attaining his Benefit Age, and (ii) the Executive has made a Timely Election to receive a lump sum benefit, this Subsection 5.1(b)(1) shall be controlling with respect to retirement benefits.

The balance of the Retirement Income Trust Fund, measured as of the Executive's Benefit Age, shall be paid to the Executive in a lump sum on his Benefit Eligibility Date.  In the event the Executive dies after becoming eligible for such payment (upon attainment of his Benefit Age), but before the actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit in accordance with this Subsection 5.1(b)(1) within thirty (30) days of the date the Administrator receives notice of the Executive's death.

The balance of the Executive’s Accrued Benefit Account (if applicable), measured as of the Executive’s Benefit Age, shall be paid to the Executive in a lump sum on his Benefit Eligibility Date.  In the event the Executive dies after becoming eligible for such payment (upon attainment of his Benefit Age), but before the actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit in accordance with this Subsection 5.1(b)(1) within thirty (30) days of the date the Administrator receives notice of the Executive’s death.

(2) Executive Dies Prior to Benefit Age

If (i) after such termination, the Executive dies prior to attaining his Benefit Age, and (ii) the Executive has made a Timely Election to receive a lump sum benefit, this Subsection 5.1(b)(2) shall be controlling with respect to pre-retirement death benefits.

The balance of the Retirement Income Trust Fund, measured as of the date of the Executive's death, shall be paid to the Executive's Beneficiary within thirty (30) days of the date the Administrator receives notice of the Executive's death.

The balance of the Executive’s Accrued Benefit Account (if applicable), measured as of the date of the Executive’s death, shall be paid to the Executive’s Beneficiary within thirty (30) days of the date the Administrator receives notice of the Executive’s death.

5.2

Termination For Cause.

If the Executive is terminated for Cause, all benefits under this Agreement, other than those which can be paid from previous Contributions to the Retirement Income Trust Fund (and earnings on such Contributions), shall be forfeited.  Furthermore, no further Contributions (or Phantom Contributions, as applicable) shall be required of the Bank for the year in which such termination for Cause occurs (if not yet made).  The Executive shall be entitled to receive a benefit in accordance with this Subsection 5.2.

The balance of the Executive’s Retirement Income Trust Fund shall be paid to the Executive in a lump sum on his Benefit Eligibility Date.  In the event the Executive dies prior to his Benefit Eligibility Date, his Beneficiary shall be entitled to receive the balance of the Executive's Retirement Income Trust Fund in a lump sum within thirty (30) days of the date the Administrator receives notice of the Executive's death.

SECTION VI

OTHER BENEFITS

6.1

(a) Disability Benefit.

If the Executive's service is terminated prior to Benefit Age due to a disability which meets the criteria set forth below, the Executive may request to receive the Disability Benefit in lieu of the retirement benefit(s) available pursuant to Section 5.1 (which is (are) not available prior to the Executive's Benefit Eligibility Date).

In any instance in which: (i) it is determined by a duly licensed, independent physician selected by the Bank, that the Executive is no longer able, properly and satisfactorily, to perform his regular duties as an officer, because of ill health, accident, disability or general inability due to age, (ii) the Executive requests payment under this Subsection in lieu of Subsection 5.1, and (iii) Board of Director approval is obtained to allow payment under this Subsection, in lieu of Subsection 5.1, the Executive shall be entitled to the following lump sum benefit(s). The lump sum benefit(s) to which the Executive is entitled shall include:  (i) the balance of the Retirement Income Trust Fund, plus (ii) the balance of the Accrued Benefit Account (if applicable).  The benefit(s) shall be paid within thirty (30) days following the date of the Executive's request for such benefit is approved by the Board of Directors.  In the event the Executive dies after becoming eligible for such payment(s) but before the actual payment(s) is (are) made, his Beneficiary shall be entitled to receive the benefit(s) provided for in this Subsection 6.1(a) within thirty (30) days of the date the Administrator receives notice of the Executive's death.

(b) Disability Benefit - Supplemental.

Furthermore, if Board of Director approval is obtained within thirty (30) days of the Executive’s death, the Bank shall make a direct, lump sum payment to the Executive's Beneficiary in an amount equal to the sum of all remaining Contributions (or Phantom Contributions) set forth in Exhibit A, but not required pursuant to Subsection 2.1(b) (or 2.1(c)) due to the Executive's disability-related termination. Such lump sum payment, if approved by the Board of Directors, shall be payable to the Executive’s Beneficiary within thirty (30) days of such Board of Director approval.

6.2

Additional Death Benefit - Burial Expense.  In addition to the above-described benefits, upon the Executive's death, the Executive's Beneficiary shall be entitled to receive a one-time lump sum death benefit in the amount of Ten Thousand ($10,000.00) Dollars.  This benefit shall be provided specifically for the purpose of providing payment for burial and/or funeral expenses of the Executive.  Such death benefit shall be payable within thirty (30) days of the Executive's death.  The Executive's Beneficiary shall not be entitled to such benefit under this Plan (i) if the Executive is terminated for Cause prior to death or (ii) the Executive’s Beneficiary receives a supplemental $10,000 death benefit under any other non-qualified deferred compensation plan sponsored by the Bank.

SECTION VII

BENEFICIARY DESIGNATION

The Executive shall make an initial designation of primary and secondary Beneficiaries upon execution of this Agreement and shall have the right to change such designation, at any subsequent time, by submitting to (i) the Administrator, and (ii) the trustee of the Retirement Income Trust Fund, in substantially the form attached as Exhibit B to this Agreement, a written designation of primary and secondary Beneficiaries.  Any Beneficiary designation made subsequent to execution of this Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

SECTION VIII

NON-COMPETITION

8.1

Non-Competition During Employment.

In consideration of the agreements of the Bank contained herein and of the payments to be made by the Bank pursuant hereto, the Executive hereby agrees that, for as long as he remains employed by the Bank, he will devote substantially all of his time, skill, diligence and attention to the business of the Bank, and will not actively engage, either directly or indirectly, in any business or other activity which is, or may be deemed to be, in any way competitive with or adverse to the best interests of the business of the Bank, unless the Executive has the prior express written consent of the Bank.

8.2

Breach of Non-Competition Clause.

In the event of any material breach by the Executive of the agreements and covenants described in Subsection 8.1 occurs all further Contributions to the Retirement Income Trust Fund (or Phantom Contributions recorded in the Accrued Benefit Account) shall immediately cease, and all benefits under this Agreement, other than those which can be paid from previous Contributions to the Retirement Income Trust Fund (and earnings on such Contributions), shall be forfeited.  The Executive (or his Beneficiary) shall be entitled to receive a benefit from the Retirement Income Trust Fund in accordance with this Subsection 8.2.

The balance of the Executive’s Retirement Income Trust Fund shall be paid to the Executive in a lump sum on his Benefit Eligibility Date.  In the event the Executive dies prior to his Benefit Eligibility Date, his Beneficiary shall be entitled to receive the balance of the Executive’s Retirement Income Trust Fund in a lump sum within thirty (30) days of the date the Administrator receives notice of the Executive’s death.

8.3

Non-Competition Following Employment.

Executive further understands and agrees that, following Executive’s termination of employment,  other than following a Change in Control, and continuing for a period of twelve (12) months thereafter, the Executive shall not, without the prior written consent of the Bank, engage in the financial institutions’ business as a director, officer, employee or consultant for, or acquiring or maintaining more than a 1% passive investment in, any business or enterprise which competes with the principal business of the Bank or any of its subsidiaries which has one or more offices or branches located within a thirty-five (35) mile radius of the principal business location of the Bank’s corporate offices.  In the event of the Executive’s breach of the covenants and agreements contained herein, the Bank’s obligation, if any, to make payments to the Executive from the Accrued Benefit Account shall cease and the Executive’s right to amounts credited to the Accrued Benefit Account shall be forfeited.

SECTION IX

EXECUTIVE'S RIGHT TO ASSETS

The rights of the Executive, any Beneficiary, or any other person claiming through the Executive under this Agreement, shall be solely those of an unsecured general creditor of the Bank. The Executive, the Beneficiary, or any other person claiming through the Executive, shall only have the right to receive from the Bank  those payments or amounts so specified under this Agreement.  The Executive agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Bank, including any insurance policies or contracts which the Bank may possess or obtain to informally fund this Agreement.  Any asset used or acquired by the Bank in connection with the liabilities it has assumed under this Agreement shall not be deemed to be held under any trust for the benefit of the Executive or his Beneficiaries, unless such asset is contained in the rabbi trust described in Section XII of this Agreement.  Any such asset shall be and remain a general, unpledged asset of the Bank in the event of the Bank’s insolvency.

SECTION X

RESTRICTIONS UPON FUNDING

The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement, other than those Contributions required to be made to the Retirement Income Trust Fund.  The Executive, his Beneficiaries or any successor in interest to him shall be and remain simply a general unsecured creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.  The Bank  reserves the absolute right in its sole discretion to either purchase assets to meet its obligations undertaken by this  Agreement or to refrain from the same and to determine the extent, nature, and method of such asset purchases.  Should the Bank decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to replace such assets from time to time or to terminate its investment in such assets at any time, in whole or in part.  At no time shall the Executive be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of the Bank.  If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical examination and by supplying such additional information necessary to obtain such insurance or annuities.

SECTION XI

ACT PROVISIONS

11.1

Named Fiduciary and Administrator.  The Bank, as Administrator, shall be the Named Fiduciary of this Agreement.  As Administrator, the Bank shall be responsible for the management, control and administration of the Agreement as established herein.  The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Agreement, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

11.2

Claims Procedure and Arbitration.  In the event that benefits under this Agreement are not paid to the Executive (or to his Beneficiary in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused.  The Administrator shall review the written claim and, if the claim is denied, in whole or in part, it shall provide in writing, within ninety (90) days of receipt of such claim, its specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim.

Such writing by the Administrator shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

If claimants desire a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial.  Claimants may review this Agreement or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate.  In its sole discretion, the Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim.  This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Agreement upon which the decision is based.

If claimants continue to dispute the benefit denial based upon completed performance of this Plan and the Joinder Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to mediation in the state of Florida, administered by the American Arbitration Association (“AAA”) (or a mediator selected by the parties) in accordance with the AAA’s Commercial Mediation Rules.  If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

SECTION XII

MISCELLANEOUS

12.1

No Effect on Employment Rights.  Nothing contained herein will confer upon the Executive the right to be retained in the service of the Bank nor limit the right of the Bank  to discharge or otherwise deal with the Executive without regard to the existence of the Agreement.

12.2

State Law.  The Agreement is established under, and will be construed according to, the laws of the state of Florida, to the extent such laws are not preempted by the Act and valid regulations published thereunder.

12.3

Severability.  In the event that any of the provisions of this Agreement or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

12.4

Incapacity of Recipient.  In the event the Executive is declared incompetent and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Agreement to which such Executive is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate.

12.5

Unclaimed Benefit.  The Executive shall keep the Bank informed of his current address and the current address of his Beneficiaries.  The Bank shall not be obligated to search for the whereabouts of any person.  If the location of the Executive is not made known to the Bank as of the date upon which any payment of any benefits from the Accrued Benefit Account may first be made, the Bank shall delay payment of the Executive's benefit payment(s) until the location of the Executive is made known to the Bank; however, the Bank shall only be obligated to hold such benefit payment(s) for the Executive until the expiration of thirty-six (36) months.  Upon expiration of the thirty-six (36) month period, the Bank may discharge its obligation by payment to the Executive's Beneficiary.  If the location of the Executive's Beneficiary is not made known to the Bank by the end of an additional two (2) month period following expiration of the thirty-six (36) month period, the Bank may discharge its obligation by payment to the Executive's Estate.  If there is no Estate in existence at such time or if such fact cannot be determined by the Bank, the Executive and his Beneficiary(ies) shall thereupon forfeit any rights to the balance, if any, of the Executive’s Accrued Benefit Account provided for such Executive and/or Beneficiary under this Agreement.

12.6

Limitations on Liability.  Notwithstanding any of the preceding provisions of the Agreement, no individual acting as an employee or agent of the Bank, or as a member of the Board of Directors shall be personally liable to the Executive or any other person for any claim, loss, liability or expense incurred in connection with the Agreement.

12.7

Gender.  Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

12.8

Effect on Other Corporate Benefit Agreements.  Nothing contained in this Agreement shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Bank's existing or future compensation structure.

12.9

Suicide.  Notwithstanding anything to the contrary in this Agreement, if the Executive's death results from suicide, whether sane or insane, within twenty-four (24) months after execution of this Agreement, all further Contributions to the Retirement Income Trust Fund (or Phantom Contributions recorded in the Accrued Benefit Account) shall thereupon cease, and no Contribution (or Phantom Contribution) shall be made by the Bank  to the Retirement Income Trust Fund (or recorded in the Accrued Benefit Account)  in the year such death resulting from suicide occurs (if not yet made).  All benefits other than those available from previous Contributions to the Retirement Income Trust Fund under this Agreement shall be forfeited, and this Agreement shall become null and void.  The balance of the Retirement Income Trust Fund, measured as of the Executive's date of death, shall be paid to the Beneficiary within thirty (30) days of the date the Administrator receives notice of the Executive's death.

12.10

Inurement.  This Agreement shall be binding upon and shall inure to the benefit of the Bank, its successors and assigns, and the Executive, his successors, heirs, executors, administrators, and Beneficiaries.

12.11

Headings.  Headings and sub-headings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

12.12

Source of Payments.  All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank or the assets of the rabbi trust, to the extent made from the Accrued Benefit Account.

SECTION XIII

AMENDMENT/PLAN TERMINATION

13.1

Amendment or Plan Termination.  The Bank intends this Agreement to be permanent, but reserves the right to amend or terminate the Agreement when, in the sole opinion of the Bank, such amendment or termination is advisable.  However, any termination of the Agreement which is done in anticipation of or pursuant to a "Change in Control", as defined in Subsection 1.10, shall be deemed to trigger Subsection 2.1(b)(2) (or 2.1(c)(2), as applicable) of the Agreement notwithstanding the Executive's continued employment, and benefit(s) shall be paid from the Retirement Income Trust Fund (and Accrued Benefit Account, if applicable) in accordance with Subsection 13.2 below and with Subsections 2.1(b)(2) (or 2.1(c)(2), as applicable). Any amendment or termination of the Agreement by the Bank shall be made pursuant to a resolution of the Board of Directors of the Bank and shall be effective as of the date of such resolution.  No amendment or termination of the Agreement by the Bank shall directly or indirectly deprive the Executive of all or any portion of the Executive's Retirement Income Trust Fund (and Accrued Benefit Account, if applicable) as of the effective date of the resolution amending or terminating the Agreement.

Notwithstanding the above, if the Executive does not exercise any withdrawal rights pursuant to Subsection 2.2, and if at any time after the final Contribution is made to the Retirement Income Trust Fund the Executive elects to terminate the Retirement Income Trust Fund and receive a distribution of the assets of the Retirement Income Trust Fund, then upon such distribution this Agreement shall terminate.

13.2

Executive's Right to Payment Following Plan Termination.  In the event of a termination of the Agreement, the Executive shall be entitled to the balance, if any, of his Retirement Income Trust Fund (and Accrued Benefit Account, if applicable).  However, if such termination is done in anticipation of or pursuant to a “Change in Control,” such balance(s) shall include the final Contribution (or final Phantom Contribution) made (or recorded) pursuant to Subsection 2.1(b)(2) (or 2.1(c)(2)).  Payment of the balance(s) of the Executive's Retirement Income Trust Fund (and Accrued Benefit Account, if applicable) shall not be dependent upon his continuation of employment with the Bank following the termination date of the Agreement.  Payment of the balance(s) of the Executive's Retirement Income Trust Fund (and Accrued Benefit Account, if applicable) shall be made in a lump sum within thirty (30) days of the date of termination of the Agreement.

SECTION XIV

EXECUTION

14.1

This Agreement and the Michael Sanchez Grantor Trust Agreement set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement and the Michael Sanchez Grantor Trust Agreement.

14.2

This Agreement shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the Bank and the Executive have caused this Agreement to be executed on the day and date first above written.

WITNESS:	FIRST NATIONAL BANK OF NASSAU COUNTY:

/s/ Bethany Kessel	By:	/s/ Timothy S. Ayers
	Title:	SVP/CFO

WITNESS:	EXECUTIVE:

/s/ Debra J. Shriver		/s/ Michael G. Sanchez

CONDITIONS, ASSUMPTIONS,

AND

SCHEDULE OF CONTRIBUTIONS AND PHANTOM CONTRIBUTIONS

1.

Interest Factor - for purposes of:

a.

the Accrued Benefit Account  - shall be six percent (6%) per annum, compounded monthly.

b.

the Retirement Income Trust Fund - for purposes of annuitizing the balance of the Retirement Income Trust Fund over the Payout Period, the trustee of the Michael Sanchez Grantor Trust shall exercise discretion in selecting the appropriate rate given the nature of the investments contained in the Retirement Income Trust Fund and the expected return associated with the investments.  For these purposes, if the trustee of the Retirement Income Trust Fund has purchased a life insurance policy, the trustee shall have the discretion to determine the portion of the cash value of such policy available for purposes of annuitizing the Retirement Income Trust Fund, in accordance with Section 2.3 of the Agreement.

2.

The amount of the annual Contributions (or Phantom Contributions) to the Retirement Income Trust Fund (or Accrued Benefit Account) has been based on the annual incremental accounting accruals which would be required of the Bank through the earlier of the Executive’s death or Benefit Age, (i) pursuant to APB Opinion No. 12, as amended by FAS 106 and (ii) assuming a discount rate equal to Six percent (6%) per annum, in order to provide the unfunded, non-qualified Supplemental Retirement Income Benefit.

3.

Supplemental Retirement Income Benefit means an actuarially determined annual amount equal to Seventy-Five Thousand Dollars ($75,000) at age 65 if paid entirely from the Accrued Benefit Account or Forty-Eight Thousand Dollars ($48,000) at age 65 if paid from the Retirement Income Trust Fund.

The Supplemental Retirement Income Benefit:

•

the definition of Supplemental Retirement Income Benefit has been incorporated into the Agreement for the sole purpose of actuarially establishing the amount of annual Contributions (or Phantom Contributions) to the Retirement Income Trust Fund (or Accrued Benefit Account).  The amount of any actual retirement, pre-retirement or disability benefit payable pursuant to the Agreement will be a function of (i) the amount and timing of Contributions (or  Phantom Contributions) to the Retirement Income Trust Fund (or Accrued Benefit Account) and (ii) the actual investment experience of such Contributions (or the monthly compounding rate of Phantom Contributions).

Exhibit A

4.

Schedule of Annual Gross Contributions/Phantom Contributions

Plan Year         Amount

2004       34,597

2005       39,599

2006       45,143

2007       51,282

2008       58,073

2009       65,577

2010       73,863

2011       83,005

2012       93,082

2013       104,182

2014       75,070

Exhibit A - Cont’d.

 EXECUTIVE SUPPLEMENTAL RETIREMENT

 INCOME AGREEMENT

BENEFICIARY DESIGNATION

The Executive, under the terms of the Executive Supplemental Retirement Income Agreement executed by the Bank, dated the 20th  day of October, 2004, hereby designates the following Beneficiary(ies) to receive any guaranteed payments or death benefits under such Agreement, following his death:

PRIMARY BENEFICIARY:

SECONDARY BENEFICIARY:

This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect.

Such Beneficiary Designation is revocable.

DATE:	, 20

WITNESS	EXECUTIVE

Exhibit B

EXECUTIVE  SUPPLEMENTAL RETIREMENT INCOME AGREEMENT

NOTICE OF ELECTION TO CHANGE FORM OF PAYMENT

TO:

Bank

Attention:

I hereby give notice of my election to change the form of payment of my Supplemental Retirement Income Benefit, as specified below.  I understand that such notice, in order to be effective, must be submitted in accordance with the time requirements described in my Executive Supplemental Retirement Income Agreement.

•

I hereby elect to change the form of payment of my benefits from monthly installments throughout my Payout Period to a lump sum benefit payment.

•

I hereby elect to change the form of payment of my benefits from a lump sum benefit payment to monthly installments throughout my Payout Period.  Such election hereby revokes my previous notice of election to receive a lump sum form of benefit payments.

Executive

Date

Acknowledged By:

Title:

Date:

Exhibit C

CONDITIONS, ASSUMPTIONS,

AND

SCHEDULE OF CONTRIBUTIONS AND PHANTOM CONTRIBUTIONS

1.

Interest Factor - for purposes of:

a.

the Accrued Benefit Account - shall be six percent (6%) per annum, compounded monthly.

b.

the Retirement Income Trust Fund - for purposes of annuitizing the balance of the Retirement Income Trust Fund over the Payout Period, the trustee of the Michael Sanchez Grantor Trust shall exercise discretion in selecting the appropriate rate given the nature of the investments contained in the Retirement Income Trust Fund and the expected return associated with the investments. For these purposes, if the trustee of the Retirement Income Trust Fund has purchased a life insurance policy, the trustee shall have the discretion to determine the portion of the cash value of such policy available for purposes of annuitizing the Retirement Income Trust Fund, in accordance with Section 2.3 of the Agreement.

2.

The amount of the annual Contributions (or Phantom Contributions) to the Retirement Income Trust Fund (or Accrued Benefit Account) has been based on the annual incremental accounting accruals which would be required of the Bank through the earlier of the Executive=s death or Benefit Age, (i) pursuant to APB Opinion No. 12, as amended by FAS 106 and (ii) assuming a discount rate equal to Six percent (6%) per annum, in order to provide the unfunded, non-qualified Supplemental Retirement Income Benefit.

3.

Supplemental Retirement Income Benefit means an actuarially determined annual amount equal to Seventy-Five Thousand Dollars ($75,000) at age 65 if paid entirely from the Accrued Benefit Account or Forty-Eight Thousand Dollars ($48,000) at age 65 if paid from the Retirement Income Trust Fund.

The Supplemental Retirement Income Benefit:

•

the definition of Supplemental Retirement Income Benefit has been incorporated into the Agreement for the sole purpose of actuarially establishing the amount of annual Contributions (or Phantom Contributions) to the Retirement Income Trust Fund (or Accrued Benefit Account). The amount of any actual retirement, pre-retirement or disability benefit payable pursuant to the Agreement will be a function of (i) the amount and timing of Contributions (or Phantom Contributions) to the Retirement Income Trust Fund (or Accrued Benefit Account) and (ii) the actual investment experience of such Contributions (or the monthly compounding rate of Phantom Contributions).

Exhibit A – Revised 11-05

4.

Schedule of Annual Gross Contributions/Phantom Contributions

Plan Year                                                                    Amount

10/1/2006 – 9/1/2007

74,564

10/1/2007 – 9/1/2008

74,564

10/1/2008 – 9/1/2009

74,564

10/1/2009 – 9/1/2010

74,564

10/1/2010 – 9/1/2011

74,564

10/1/2011 – 9/1/2012

74,564

10/1/2012 – 9/1/2013

74,564

10/1/2013 – 9/1/2014

74,564

10/1/2014                                                                    6,214

Exhibit A – Revised 11-05 - Cont=

MICHAEL SANCHEZ

GRANTOR TRUST AGREEMENT

FIRST NATIONAL BANK OF NASSAU COUNTY

Fernandina Beach, Florida

October 1, 2004

Financial Institution Consulting Corporation

700 Colonial Road, Suite 102

Memphis, Tennessee 38117

WATS: 1-800-873-0089

FAX: (901) 684-7414

(901) 684-7400

MICHAEL SANCHEZ

GRANTOR TRUST AGREEMENT

This Trust Agreement ("Trust") made effective the 1st day of October, 2004, by and among MICHAEL SANCHEZ (hereinafter referred to as "Grantor"), FIRST NATIONAL BANK OF NASSAU COUNTY, a federally-chartered commercial bank having its principal place of business in Florida, or any successor corporation (hereinafter referred to as the "Bank"), and SECURITY FEDERAL SAVINGS BANK, a federally-chartered savings association with its principal place of business in the State of Indiana (hereinafter referred to as the "Trustee").

WITNESSETH:

WHEREAS, it is the desire of Grantor to provide funds for the benefit of certain designated beneficiaries in the event of his death, reserving unto himself the right to receive payments during his lifetime, and to contribute or cause to be contributed such funds or property as Grantor may currently possess or that Grantor may become entitled to in the future by virtue of his employment relationship or otherwise;

WHEREAS, the Bank has entered into a certain Executive Supplemental Retirement Income Plan, effective as of the 1st day of October, 2004 (hereinafter referred to as "Agreement") with Grantor, a copy of which is attached hereto as Exhibit A; and

WHEREAS, the Bank has agreed to pay retirement benefits to Grantor, to pay disability benefits to Grantor and to pay pre-retirement death benefits to the designated Beneficiary of Grantor (collectively the "Benefit" or "Benefits") in accordance with the terms and provisions of the Agreement, furthermore the Bank has agreed to assure that the future payments of such amounts will not be improperly withheld, and finally the Bank has agreed to establish a Retirement Income Trust Fund which shall be maintained hereunder as a separate account (hereinafter referred to as "Account"); and

WHEREAS, Grantor wishes to establish a trust for the purpose of benefiting certain designated Beneficiaries in the event of Grantor's death and Grantor wishes to establish a trust to accumulate assets to assist the Bank in fulfilling certain obligations under the Agreement, to which trust the Bank shall make contributions (AContributions@) in such amounts and at such times as shall be determined in accordance with the terms of the Agreement and this Trust; and

WHEREAS, the Bank desires to deposit with Trustee for the benefit of Grantor such cash or other assets on an annual basis sufficient to discharge certain obligations of the Bank under the Agreement as such obligations become due and payable under the Agreement;

WHEREAS, Grantor and the Bank desire the Trustee to hold all funds contributed by the Bank, and the Trustee is willing to hold and administer such funds, pursuant to the terms of the Agreement and this Trust; and

WHEREAS, said Trustee herein above named has agreed to accept such trusteeship and all interest in property which may come to it by this Trust, for the benefit and use of Grantor and Grantor's beneficiary, designated pursuant to the Agreement (ABeneficiary@), all in accordance with the provisions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, Grantor, Bank and Trustee do hereby covenant and agree as follows:

ARTICLE I

GRANT OF TRUST

Grantor hereby establishes the Trust and does hereby grant, assign, set over, transfer and deliver to Trustee, its successors and assigns, the property listed on Exhibit A to the Agreement attached hereto for Grantor's benefit and the benefit of any Beneficiary named thereunder. Said property shall be held by Trustee, both as to interest, income and profit to be received therefrom, and from the investment or reinvestment of said principal, interest, income or profits, as follows: the Trustee shall hold the Trust property herein transferred, and such additional property as may be hereafter acquired by Trustee under the terms and conditions of this Trust.

The purpose of this Trust is the fulfillment of Grantor's desires, wishes and objectives by transfer of all title over property contributed and the interest, income and profits thereof, unto the said Trustee, it successors and assigns, for the following uses and subject to the terms, conditions, powers and agreements hereinafter specified.

ARTICLE II

ACCEPTANCE OF TRUST

The Trustee hereby accepts this Trust as evidenced by the Trustee's execution of this Trust Agreement. The Bank hereby represents and warrants that it has the full power, authority, and capacity to execute this Trust and perform its obligation hereunder. This Trust constitutes a legal, valid and binding obligation of the Grantor and the Bank, and is enforceable against the Bank in accordance with its terms.

ARTICLE III

TRUST PROVISIONS

The Trustee shall receive any property from the Grantor and Contributions paid to it in cash, or in other property acceptable to it, which shall from time to time be transferred to the Trust by the Bank. The Trustee shall also receive property contributed from any other source in cash, or in other property acceptable to Trustee. The Trustee shall be accountable for all property and Contributions received, but the Trustee shall have no duty to see that the Contributions received are sufficient to provide for the retirement, disability, death or other benefits provided under the Agreement, nor shall the Trustee be obligated or have any right to enforce or collect any Contribution from the Bank. All property and Contributions so received together with the income therefrom and any other increment thereon shall be held, managed and administered by the Trustee pursuant to the terms of this Trust.

The Trustee shall establish and maintain a separate account, the Account, for Grantor or Beneficiary, to which shall be credited all Contributions by the Bank, pursuant to the establishment of a Retirement Income Trust Fund under the Agreement by and on behalf of Grantor, and all earnings thereon, and from which there shall be deducted all distributions of Benefits, to or on behalf of the Grantor or Beneficiary and any expenses of administering the Trust that may be chargeable against the Account, as permitted herein.

3

The Trustee shall hold, administer and invest Contributions, earnings on such Contributions, and all other sums paid to the Trustee in accordance with the provisions of this Trust.

As of the end of each calendar year the Trustee shall determine the fair market value of the Trust investments, after adding any deposits made to the Trust and deducting distributions and any expenses of administration paid out of the Trust during such year. In determining such value, the Trustee shall use such generally accepted methods and basis as the Trustee, in its discretion, shall deem advisable; provided, however, that the Trustee shall be entitled to request, receive and rely conclusively on the value of any insurance policy as set forth in documents or schedules provided to the Trustee by the issuer or Benefits Determiner. All income of the Trust earned during each calendar year shall become principal as of the end of such year.

The Bank shall make Contributions to the Trust at the time and in the manner and amount specified in the Agreement.

The Bank shall notify Grantor, as soon as reasonably practicable, after each Contribution to the Trust on behalf of the Grantor. The form of such notice shall be by mutual agreement between the Grantor and the Bank.

Any and all Contributions, as well as earnings thereon, made on behalf of Grantor shall be deemed to be the sole and exclusive property of the Grantor. After satisfying all liabilities of the Trust, the Grantor may withdraw, either in whole or in part, any or all amounts contributed on behalf of the Grantor by the Bank, including earnings thereon, at any time and from time to time within thirty (30) days after the date of the most recent Contribution to the Trust, as determined in the sole and exclusive discretion of the Grantor. Withdrawal instructions shall be given to the Trustee in writing, and signed by the Grantor. Such withdrawal instructions must be delivered to the Trustee on or before midnight of the thirtieth (30th) day after the date of each Contribution. A copy of such withdrawal instructions shall be delivered by the Grantor to the Bank within five (5) days of delivery to the Trustee. All withdrawals shall be deducted from Contributions on a first in first out basis in the event of more than one Contribution within a thirty (30) day period. The lapse of or failure to properly execute the withdrawal right for each separate Contribution shall be final and conclusive with respect to that particular withdrawal right and such withdrawal right or rights shall not be cumulative and shall not be carried forward from year to year. No further claim or right of withdrawal exists in favor of Grantor or any person, except those claims as set forth and specified by the terms of the Agreement and this Trust relating to Benefits.

Exercise of such withdrawal rights shall terminate the Bank=s obligation to make future Contributions to the Trust.

4

To the extent the Grantor does not exercise his withdrawal rights with respect to the Contributions, the Contributions, as well as earnings thereon, shall be used by the Trustee:

(i)

to provide the applicable portion of the retirement benefit or disability benefit payable to the Grantor pursuant to the Agreement and the Trust, as calculated by the Benefits Determiner, referred to in Article VII,

(ii)

to provide the applicable portion of the pre-retirement death benefit payable to the Beneficiary of the Grantor pursuant to the Agreement and the Trust, as calculated by the Benefits Determiner, referred to in Article VII,

(iii)

to provide the Grantor with sufficient funds to pay any income taxes owed by Grantor as certified by the Grantor to the Trustee in writing, as the result of Grantor=s interest in the Trust, to the extent such taxes have not been withheld and paid by the Bank,

(iv)

for the reasonable compensation of, and reasonable expenses incurred by, the Trustee in connection with the administration of the Trust, pursuant to the terms of the Trust, to the extent such compensation and expenses are not paid directly by the Bank. The Bank may, from time to time, make additional contributions to the Trust in such amount as shall be required to compensate the Trustee as well as any actuarial firm employed to provide actuarial services to the Bank and/or the Trustee; provided, however, that the Trustee shall have the authority to pay the reasonable compensation and expenses set forth in this subsection (iv) whether or not such additional contributions are made by the Bank; and provided further, that the Trustee shall not be required to pay any such actuarial expenses unless directed to do so by the Bank and/or the Grantor.

Grantor shall have the right to specifically direct the Trustee as to all Trust investments, including those funds segregated in the Account, as described below. Such investment direction and instruction shall be delivered to the Trustee in writing by the Grantor. In the absence of specific instruction, Trustee shall invest and reinvest the Trust estate pursuant to the terms hereunder.

All amounts contributed by the Bank on behalf of the Grantor are intended to be taxable compensation to Grantor. All earnings on the Contributions, to the extent Contributions are invested in taxable investments, are intended to be taxable to the Grantor in accordance with the grantor trust rules under the Internal Revenue Code of 1986, Sections 671-679. No part of the Trust corpus is intended at any time or under any circumstances to revert to the Bank.

5

The Trustee shall reimburse Grantor, as such reimbursement(s) is (are) needed by Grantor, for any additional taxes owed by Grantor, except for taxes withheld and paid by the Bank, by virtue of his being Grantor and a beneficiary of this Trust, as a result of the Bank Contributions to the Trust and annual investment earnings on the Bank Contributions to the Trust. The total amount to be reimbursed with respect to any particular tax year shall be determined by: (i) adding taxable Contributions (if any) and taxable earnings of the Trust attributable to the Retirement Income Trust Fund for a given tax year and (ii) multiplying by the Grantor=s combined marginal tax rate (which shall reflect all applicable income and employment taxes) for such tax year.

Any amendment or amendments that are or may be made to the Agreement shall not increase the Trustee=s duties hereunder without the express written consent of the Trustee.

ARTICLE IV

PAYMENTS FROM THE TRUST FUND

Payment of the applicable portion of the retirement benefit, pre-retirement death benefit, or disability benefit shall be made from funds in the Account in the time and manner that payments of Benefits are provided for under the Agreement. Other payments authorized under Article III to be made by Trustee shall also be made from funds in the Account. Payment or distribution of amounts attributable to property separately contributed by the Grantor or any other person shall be made at such time and in such manner as directed by the Grantor.

Nothing in this Trust Agreement shall relieve the Bank of its obligation to pay the Benefits provided to Grantor or Beneficiary under the Agreement except to the extent such obligation is met by the application of assets in the Account or by any direct payments expressly required to be made by the Bank to the Grantor or Beneficiary pursuant to the terms of the Agreement. In all instances, to the extent the language in the Agreement conflicts with the language in this Trust, the Trust shall be controlling. Nothing in this Trust Agreement shall require the Trustee to enforce the payment of any Benefit under the Agreement that is not met by the application of assets in the Account.

ARTICLE V

SPENDTHRIFT PROVISIONS

Except as otherwise required by law, no interest of Grantor or Beneficiary in, or right to receive distribution from, assets held in the Account shall be subject in any manner to sale, anticipation, transfer, assignment, pledge, mortgage, encumbrance, hypothecation, attachment, garnishment, discharge or other alienation or encumbrance of any kind, nor shall such interest or right to receive distributions be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or obligations or claims against, Grantor or Beneficiary, including claims in bankruptcy proceeds.

6

ARTICLE VI

TRUSTEE’S POWERS

The Trustee shall have the following powers and authority in the administration of the Trust, in addition to those vested in it elsewhere in this Trust Agreement or by law:

(a)

To invest and reinvest Trust assets, without distinction between principal and income, in any kind of property, real, personal or mixed, tangible or intangible, and in any kind of investment, security or obligation suitable for the investment of Trust assets, including federal, state and municipal tax-free obligations and other tax-free investment vehicles, insurance policies and annuity contracts, and any common trust fund, group trust, pooled fund, or other commingled investment fund maintained by the Trustee or any other bank or entity for Trust investment purposes in which the Trust is eligible to invest and the provisions governing such fund shall be part of the Trust Agreement as though fully restated herein; provided, however, that it is the intent of the Grantor, which shall be precatory and not binding, that the Trustee invest the Trust assets, in the absence of specific investment direction from the Grantor, to the extent possible, in tax-free or tax-deferred investment vehicles, such as life insurance or annuity products.

(b)

To purchase, and maintain as owner, a life insurance policy or policies with respect to Grantor; provided, however, the Trustee shall not be required to purchase or take any action under any life insurance policy or policies unless so directed by the Grantor, which shall designate the face amount of and terms of such policy and the insurance company;

(c)

To sell for cash or on credit, to grant options, convert, redeem, exchange for other securities or other property, or otherwise to dispose of, any security or other property at any time held except that the Trustee shall have no right or obligation to take any action with respect to any insurance contract or policy unless so directed by the Grantor;

(d)

To settle, compromise or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust, to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; provided, however, the Trustee shall not be expected or required to undertake any of the foregoing unless there are sufficient assets in the Trust with which to do so, or the Trustee has received assurances by a party to this Trust, satisfactory to the Trustee, of the payment or reimbursement of the expenses connected therewith;

(e)

To exercise any conversion privilege (other than conversion privileges with respect to any insurance policy which shall be exercised only upon direction of the Bank) and/or subscription right available in connection with securities or other property at any time held, to oppose or to consent to the reorganization, consolidation, merger or

7

readjustment of the finances of any corporation, bank or association or to the sale, mortgage, pledge or lease of the property of any corporation, bank or association any of the securities of which may at any time be held and to do any act with reference thereto, including the exercise of options, the making of agreement or subscription, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other properties so acquired;

(f)

To hold cash uninvested for a reasonable period of time (not in excess of thirty (30) days without the express written consent of the Grantor) under the circumstances without liability for interest, pending investment thereof or the payment of expenses or making distributions therewith;

(g)

To form corporations and to create trusts to hold title to any securities or other property, all upon such terms and conditions as may be deemed advisable;

(h)

To employ suitable agents and counsel and to pay their reasonable expenses and compensation;

(i)

To register any securities held hereunder in the name of the Trustee or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity and to hold any securities in bearer form and to combine certificates representing such securities with certificates of the same issue held by Trustee in other fiduciary or representative capacities, or to deposit securities in any qualified central depository where such securities may be held in bulk in the name of the nominee of such depository with securities deposited by other depositors, or deposit securities issued by the United States Government, or any agency or instrumentalities thereof, with a Federal Reserve Bank;

(j)

To make, execute and deliver, as Trustee, any and all conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers; and

(k)

To have any and all other powers or authority, under the laws of the state in which the Trustee=s principal executive offices are located, relevant to performance in the capacity as Trustee.

When and if requested to do so by the Bank, significant and material actions taken by the Trustee in connection with the administration of the Trust shall be evidenced by a written instrument signed by the Trustee. The Bank shall be entitled to receive a copy of said written instrument, upon written request delivered to the Trustee.

8

ARTICLE VII

BENEFITS DETERMINER; CHANGE IN CONTROL

The Bank has appointed Financial Institution Consulting Corporation as the ABenefits Determiner@ to determine the manner and amount of payments to be made to Grantor and/or the Beneficiary under the Agreement. In the event that the Benefits Determiner fails to act or resigns, a successor benefits determiner shall be:

(i)

selected jointly by the Grantor and the Bank, if no Change in Control has occurred at the Bank, or,

(ii)

selected jointly by the Grantor and Trustee, if a Change in Control has occurred at the Bank.

For these purposes, a AChange in Control@ of the Bank shall mean:

(A) A reorganization, merger, merger conversion, consolidation, or sale of all or substantially all of the assets of the Bank to another entity which is not controlled by the Bank, or a similar transaction occurs in which the Bank is not the resulting entity; or

(B) That individuals who constitute the Board of Directors on the effective date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the Directors comprising the Incumbent Board shall not be considered a replacement Director for purposes of a change in control; or

(C) The acquisition of ownership or power to vote more than 25% of the votes eligible to be cast at a meeting of the members or stockholders, as applicable, of the Bank; or

(D) If the Bank is organized in stock form, the acquisition by any person or entity of Aconclusive control@ of the Bank within the meaning of 12 C.F.R. ' 574.4(a), or the acquisition by any person or entity of Arebuttable control@ within the meaning of 12 C.F.R. ' 574.4(b) that has not been rebutted in accordance with 12 C.F.R. ' 574.4(c). For purposes of this paragraph, the term Aperson@ refers to an individual or corporation, partnership, trust association or other organization.

Notwithstanding anything to the contrary herein, a conversation of the Bank to a stock savings bank on a stand-alone basis or as a subsidiary of a stock or mutual holding company shall not be deemed a Change in Control.

Trustee shall not be responsible for determining whether a Change in Control (as hereinafter defined) has occurred. Bank or Grantor shall be required to notify Trustee, in writing, of the occurrence of a Change in Control or imminent Change in Control (for these purposes, a Change in Control shall be imminent if it shall occur within sixty (60) days from the date of said notice) and the Trustee shall be entitled to rely conclusively upon such notification for all purposes of a Change in Control hereunder without any liability or further duty with respect thereto. The Trustee shall not be

9

charged with actual knowledge of a Change in Control until it has received notice, in writing, of such Change in Control or imminent Change in Control.

At the request of the Benefits Determiner, the Bank (or, if the Bank fails to do so within ten (10) days after the receipt of a written request from the Trustee, the Grantor or Beneficiary) shall provide the Benefits Determiner with sufficient information to determine the Benefits payable to Grantor and Beneficiary under the Agreement.

ARTICLE VIII

PAYMENT OF TAXES AND EXPENSES

When so instructed by the Grantor, the Trustee shall pay out of the Trust, all taxes of any and all kinds levied or assessed under existing or future laws against the Grantor, with respect to the principal or earnings of the Trust, to the extent such taxes are not satisfied by withholding by the Bank, or against the Trustee, in its capacity as such, or against the Trust.

The Trustee shall be paid such reasonable compensation and expenses as shall from time to time be agreed upon by the Bank and the Trustee. The Bank shall pay directly to the Trustee, or contribute to the Trust, amounts, in excess of amounts required to be contributed under the Agreement, which are sufficient to pay the reasonable compensation and expenses of Trustee. In the event that the Bank fails to pay the Trustee=s reasonable compensation and expenses, such compensation and expenses incurred by the Trustee in connection with the administration of the Trust shall be withdrawn by the Trustee out of the Trust.

ARTICLE IX

RECORDS AND ACCOUNTS OF TRUSTEE

The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Bank or Grantor or Beneficiary.

Within thirty (30) days after the close of each fiscal year of the Trust (which fiscal year shall be the same as the tax year of the Grantor) or such date as may be agreed upon in writing between the Grantor, Bank and the Trustee, and within forty-five (45) days after the effective date of the resignation or removal of the Trustee as provided hereunder, the Trustee shall file with the Grantor (or in the event of the Grantor=s death, the Grantor=s Beneficiary) and the Bank a written accounting setting forth all investments, receipts, disbursements and other transactions effected by it during the year ending on such date (but not including any part of such year for which such an accounting has previously been filed) and certified as to the accuracy of the information set forth therein. In valuing any policy or contract issued by an insurance company, the Trustee may rely conclusively on any value placed thereon by the issuer thereof or the Benefits Determiner. Such accounting may incorporate by reference any and all schedules and other statements setting forth investments, receipts, disbursements and other transactions effected during the period for which such accounting is rendered that the Trustee has furnished to the Grantor and the Bank prior to the filing of such

10

accounting. Each accounting so filed (and copies of any schedules and statements incorporated therein by reference as aforesaid) shall be open to inspection during business hours by the Bank, Grantor or any person designated by Grantor and, after Grantor's death, by Beneficiary or any person designated by said Beneficiary, for a period of sixty (60) days immediately following the date on which the accounting is filed with the Grantor and the Bank. In the absence of written exceptions or objections to any such accounting filed by the Grantor (or if deceased, the Beneficiary) or the Bank within ninety (90) days, the Grantor (or Beneficiary, if applicable) and the Bank shall be deemed to have jointly approved such accounting; and in such case, or upon the written approval of the Grantor (or Beneficiary, if applicable) and the Bank of any such accounting, the Trustee shall be released, relieved and discharged with respect to all matters set forth in such accounting as though such accounting had been settled by the decree of a court of competent jurisdiction.

ARTICLE X

PROTECTION OF THE TRUSTEE

The Trustee shall be fully protected by the Bank and the Grantor in relying upon a certification of the Grantor, or when appropriate, an authorized representative of the Bank with respect to any instruction, direction or approval of the Grantor, or when appropriate, the Bank required or permitted hereunder, and protected also in relying upon the certification until a subsequent certification is filed with the Trustee.

The Trustee shall be fully protected in acting upon any instrument, certificate, or paper believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the trust and accuracy contained therein.

Except for its gross negligence in selecting a successor benefits determiner, the Trustee shall not be liable for any action or failure to act of the Benefits Determiner, for following any direction or instruction of the Benefits Determiner, or for the proper application of any part of the Trust if distributions are made in accordance with information provided to it by, or the directions of, the Benefits Determiner.

The Trustee's obligations hereunder shall be determined solely by the terms of this Trust Agreement and the directions of the Benefits Determiner given to it pursuant to the terms of this Trust.

The Trustee shall not be liable hereunder for any loss or diminution of the Trust resulting from any reasonable action taken or omitted or any action taken by the Trustee in accordance with this Trust Agreement.

The Trustee shall be entitled to conclusively rely upon any written notice, direction, instruction, certificate or other communication believed by it to be genuine and to be signed by the proper person or persons.

Nothing contained in this Trust Agreement shall require the Trustee to risk or expend its own funds in the performance of its duties hereunder. In the acceptance and performance of its duties hereunder, the Trustee acts solely as trustee of the Trust and not in its individual capacity, and all persons, other than Bank, Grantor, or Beneficiary having any claim against the Trustee related to this Trust Agreement or the actions or agreements of the Trustee contemplated hereby shall look solely to the Trust for the payment or satisfaction thereof, except to the extent that the Trustee has engaged in willful misconduct or gross negligence, or the Trustee has willfully breached its obligation under this Trust Agreement.

ARTICLE XI

RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

The Trustee acting hereunder may resign at any time by giving at least ninety (90) days written notice to the Grantor.

The Grantor and the Bank may jointly remove the Trustee at any time by giving at least ninety (90) days prior written notice to the Trustee. The Grantor and the Bank shall jointly appoint a successor trustee to fill any vacancy in the office of Trustee, howsoever caused, which successor trustee shall be a bank or trust company located in the continental United States. However, in the event of a Change in Control, the Grantor shall have the sole power to remove the Trustee and appoint a successor trustee pursuant to this Section.

Each successor trustee shall succeed to the title to the Trust vested in its predecessor, without the signing or filing of any further instrument, but any resigning or removed trustee shall execute all documents and do any acts reasonably necessary to vest such title of record in any successor trustee. Each successor trustee shall have and enjoy all powers, both discretionary and ministerial, of its predecessor. No successor trustee shall be personally liable for any act or failure to act of any predecessor trustee; and, with the joint approval of the Grantor and Bank (or if a Change in Control has occurred, with the approval of Grantor only), a successor trustee may accept the account rendered and the property delivered to it by its predecessor trustee as a full and complete discharge of the predecessor trustee without incurring any liability or responsibility for so doing.

ARTICLE XII

TRUST IRREVOCABLE

There are no conditions or reservations of power in any person to revoke this Trust, in whole or in part. This Trust shall be irrevocable. There are no conditions or reservations of power in any person to free any or all of the property constituting the Account from the terms of the Trust, except the right of Grantor to make withdrawals of Bank Contributions from the Account within thirty (30) days after the date of such Contribution and the right of the Trustee to apply the assets of the Account to the payment of reasonable compensation, expenses, costs and taxes of the Account, associated with the administration of the Agreement, including taxes owed by the Grantor or the Trust related to the Contributions or earnings of the Trust. The Trust shall only be amended with the unanimous consent of the Trustee, the Bank, and Grantor (or if applicable, the Beneficiary).

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ARTICLE XIII

AMENDMENT OR TERMINATION OF TRUST

This Trust Agreement may be amended by a written instrument executed by the parties hereto. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Agreement. Any amendment or amendments that are or may be made to the Agreement shall not increase the Trustee=s duties hereunder without the express written consent of the Trustee.

Unless terminated earlier by the Grantor pursuant to this Article, the Trust shall continue throughout the life of the Grantor until retirement or disability benefits payable from the Account are paid, and if necessary, the Trust shall continue throughout the life of Beneficiary until the remaining retirement or disability benefits are paid or until any pre-retirement death benefits payable from the Account are paid. The Trust shall terminate only upon:

(i)

the complete satisfaction of all Benefit obligations of the Bank to Grantor or Beneficiary payable from the Account of the Trust pursuant to the Agreement, as certified by the Benefits Determiner, and

(ii)

the complete distribution of all of the assets of the Account pursuant to the terms of the Agreement.

Notwithstanding the above, at any time after the final Bank Contribution is made to the Trust in accordance with the schedule set forth at Exhibit A of the Agreement, the Grantor may elect to terminate the Trust and distribute the assets of the Trust to himself. Such election shall be made in writing and shall be delivered to the Bank and the Trustee. Such election shall acknowledge that the distribution pursuant to such election shall be made in lieu of any other benefits payable to Grantor and/or his Beneficiaries pursuant to the Agreement and that upon such distribution, no further liabilities exist under the Agreement.

Upon termination of the Trust, the Trustee shall continue to have such powers as are necessary or desirable to wind up the business of the Trust, including the preparation of the final accounting and filing of any tax returns and/or payment of any taxes due and owing in connection with the Trust. Upon termination of the Trust and following the satisfaction of all liabilities of the Trust, all assets remaining in the Trust, if any, shall be distributed to the Grantor or Beneficiary, as applicable.

ARTICLE XIV

EXCLUSIVE BENEFIT

The Account shall be held by the Trustee in accordance with the terms of this Trust and the Agreement for the exclusive benefit of Grantor and Beneficiary, and shall be applied to provide Benefits under the Agreement in accordance with the terms thereof, to pay taxes and compensation, costs and expenses of the Trustee to the extent not otherwise paid by the Bank and to make such other payments authorized under Article III.

ARTICLE XV

FIDUCIARY RESPONSIBILITY AND LIABILITY

In carrying out its responsibilities under the Trust, the Trustee and any other fiduciary hereunder shall act solely in the interest of the Grantor and Beneficiary and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Nothing contained herein shall be construed to narrow or limit the Trustee=s right to rely on the certifications, instruments, or papers upon which it relies in good faith in carrying out its duties and responsibilities hereunder, as more fully set forth in Article X.

The Bank shall, to the extent permitted by law, indemnify the Trustee and hold it harmless from and against any claims or liabilities, losses, costs or expenses (including reasonable attorney's fees) of whatsoever kind and nature that may be asserted against or incurred by the Trustee by reason of its taking or refraining from taking action hereunder, except to the extent due to the Trustee's gross negligence or willful misconduct, as finally determined by a court of law or pursuant to binding arbitration.

ARTICLE XVI

PAYMENTS TO MINORS

In the event that any amounts due and owing hereunder are payable to any Beneficiary that is a minor, such amounts shall not be paid to such Beneficiary but shall be paid instead to such persons parent or legal guardian for the benefit of such Beneficiary, until such Beneficiary reaches the age of majority and the Trustee shall have no obligation to see to the proper application thereof.

ARTICLE XVII

RULE AGAINST PERPETUITIES

Notwithstanding any other provision of this Trust, unless sooner terminated in accordance with its provisions, this Trust shall cease and terminate within twenty-one (21) years (plus any required period of gestation) after the death of the last survivor of the following persons: (i) the Grantor, or (ii) any individual Beneficiary living at the date of the Grantor=s death. If the designated Beneficiary hereunder is a trust, the persons who are beneficiaries of said trust shall be deemed to be the individual Beneficiaries hereunder. If on the day preceding the expiration of such period any property is still held in trust hereunder, such property shall immediately vest in and be distributed to the designated Beneficiary hereunder.

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ARTICLE XVIII

GOVERNING LAWS

This Trust Agreement and the Trust created herein shall be constructed, regulated and administered under the laws of Indiana. All contributions to the Trust shall be deemed to take place in such state. The Trustee may at any time initiate an action or proceeding for the settlement of its accounts or for the determination of any question of construction that may arise or for instructions, and the only necessary parties defendant to such action shall be the Bank and Grantor, except that the Trustee may, if it so elects, bring in as parties defendant any other person or persons.

ARTICLE XIX

COUNTERPARTS

This Trust Agreement shall be executed in any number of counterparts, each one of which shall be deemed to be an original.

ARTICLE XX

NOTICE

Every direction, revocation or notice authorized or required hereunder shall be deemed delivered to the Bank, the Trustee or the Benefits Determiner as the case may be:

(i)

on the date it is personally delivered to the Bank, the Trustee or the Benefits Determiner at its respective principal executive offices, or

(ii)

three (3) business days after it is sent by registered or certified mail, postage prepaid, addressed to the Bank, the Trustee or the Benefits Determiner at such principal executive offices.

Every direction, revocation or notice authorized or required hereunder shall be deemed delivered to the Grantor or Beneficiary as the case may be:

(i)

on the date it is personally delivered to him or her, or

(ii)

three (3) business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Bank.

Grantor shall keep the Bank and the Trustee informed of his current address and the current address of his Beneficiary. Neither the Bank nor the Trustee shall be obligated to search for the whereabouts of any person. If the location of Grantor is not made known to the Bank or the Trustee within one (1) year after the date on which distribution of retirement benefits from the Account is to first be made per the Agreement, distribution may be made as though Grantor had died at the end of the one (1) year period.

Communications under this Trust Agreement shall be in writing and, unless notification of a change of address is received by the appropriate parties, shall be sent to the following addresses:

Trustee:

Security Federal Savings Bank

Attention:

Suzanne Chilcott, SVP & Trust Officer

314 Fourth St.

Logansport, IN 46947

Telecopier:

(574) 722-3760

Bank:

First National Bank of Nassau County

1891 South 14th Street.

Fernandina Beach, FL 32034

Attention:

Michael Sanchez, President & CEO

Telecopier:

(904) 321-1511

This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute only one agreement.

ARTICLE XXI

WAIVER OF NOTICE

Any notice required hereunder may be waived by the person entitled thereto.

ARTICLE XXII

GENDER AND NUMBER

Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.

ARTICLE XXIII

HEADINGS

The headings of Sections of this Trust Agreement are for convenience of reference only and shall have no substantive effect on the provisions of this Trust Agreement.

ARTICLE XXIV

SEVERABILITY

In the event any provision of this Trust Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Trust Agreement, and the Trust Agreement shall be construed and enforced as if such illegal or invalid provision had never been contained herein.

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ARTICLE XXV

MERGER OR CONSOLIDATION OR SALE OF ASSETS OF BANK

In the event of the merger or consolidation of the Bank with or into any other corporation, or in the event substantially all of the assets of the Bank shall be transferred to another corporation, the successor corporation resulting from the merger or consolidation, or the transferee of such assets, as the case may be, shall, as a condition to the consummation of the merger, consolidation or sale, assume the obligations of the Bank hereunder and shall be substituted for the Bank hereunder.

ARTICLE XXVI

AGREEMENT BINDING

The Trustee by executing this Trust Agreement agrees to be bound by the terms hereof and agrees to hold any property acceptable to the Trustee added hereto in accordance with the terms and conditions hereof. This Trust Agreement shall extend to and be binding upon the successors of the parties hereto.

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IN WITNESS WHEREOF, this instrument has been executed as of the day and year first above written.

WITNESS:	GRANTOR

/s/ Bethany Kessel	By:	/s/ Michael Sanchez

WITNESS:	SECURITY FEDERAL SAVINGS BANK

/s/ Maureen S. Prentice	By:	/s/ Michael G. Sanchez
	Title:	Vice President & Sr. Trust Officer

WITNESS:	FIRST NATIONAL BANK OF NASSAU COUNTY

/s/ Bethany Kessel	By:	/s/ /s/ Timothy S. Ayers
	Title:	SVP/CFO